CHHI's Management CONSULTING SERVICES AGREEMENT


THIS AGREEMENT is made as of the 16th day of November, 2004.

BETWEEN:

          CHINA HEALTH HOLDING INC., OR its Nominee a company incorporated in Nevada USA, having an office at Park Place # 3400 - 666 Burrard St., Vancouver, B.C. Canada, V6C 2X8

          (Hereinafter called "CHHI")

                                                               OF THE FIRST PART

AND:

          Bevitor Holding Ltd. or NOMINEE, having an office at 52 A Blue water Rd., Rockley Christ Church, Barbados.

          (hereinafter called " Bevitor ")

          James Simpson, having a residential address at 52A Blue water Road, Rockley Chris Church, Barbados. ( hereinafter called " Simpson")

          ("Bevitor" and " Simpson" being hereafter singularly also referred to as "Vice President" and collectively referred as the " Vice President" as the context so requires)

                                                              OF THE SECOND PART



WHEREAS:

     A. CHHI to retain VICE PRESIDENTS to assist CHHI in providing management consulting services to CHHI, a company incorporated in Nevada USA.

     B.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the Vice Presidents hereto agree as follows:


1. APPOINTMENT OF VICE PRESIDENTS

1.1 CHHI hereby retains VICE PRESIDENTS to assist CHHI in providing management consulting services to CHHI in USA, Canada and abroad as may from time to time be required with respect to CHHI, as more particularly described as Schedule A hereto.

1.2 VICE PRESIDENTS agree to devote sufficient time as may be necessary and to employ its best efforts to faithfully and industriously perform the services as described in Schedule A hereto.

1.3 In performing its management services hereunder, VICE PRESIDENTS shall be a Vice President of CHHI.

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2.   LIMITATIONS ON ACTIVITIES

2.1       VICE   PRESIDENTS   recognizes  and  agrees  that   securities   laws,
          regulations and policies in the U.S. and British Columbia and elsewhere limits the allowable scope of management activities and prohibit certain activities. Notwithstanding any other provision of this agreement, VICE PRESIDENTS agrees that:

          (a) It will not engage in any activity in contravention of the law, regulation or policy of any body having jurisdiction in any other jurisdiction in which it conducts management activities on behalf of CHHI.


3.   TERM

3.1 The term of this agreement shall commerce on Nov.18th, 2004 and shall continue for Three years, terminating on Nov.17th, 2007, with a review after three (3) month probationary period, where this agreement may be terminated for any reason, or the duties, time commitments and compensation may be adjusted by mutual consent.

3.2 This amended Agreement will replace the "IR Consultants Agreement" between " Consultants" ( called here as " Vice Presidents") signed mutually by the Consultants and CHHI on June 16th 2004. The Original Shares Option offered by CHHI for a total 600,000 shares option at $0.10USD per shares, exercise before June 16th. 2007 in the Consultant Agreement will be still kept in effective as one part of the compensation for CHHI's New Amended Management Consulting Service Agreement. The monthly cash compensation will be increased from $2500 USD to a total $3000 USD from the date of this Agreement being signed/effectively.



4.   COMPENSATION

4.1 CHHI shall pay for the management services rendered hereunder the sum of $US3000 per month, payable on the 1st day of each subsequent month, commencing Nov. 18th, 2004. After 3 months, the Vice President services fees will be reviewed and possibly increase accordingly.

4.2 VICE PRESIDENTS shall be granted a call from CHHI on additional 600,000 shares of CHHI's capital stock at a price of 20 cents USD per share, which will be exercisable until Nov.17th, 2009, and, or, thirty
          (30) days after the termination of this Agreement. Upon payment of 20 cents USD per share for the number of shares being called CHHI will deliver. for the number of shares requested, up to a total of 600,000 shares, and will either transfer, if possible, such shares to a brokerage account of VICE President's choice or provide VICE PRESIDENTS with the requisite number of share certificates in a form necessary to render those certificates freely transferable and negotiable. CHHI will also furnish or execute any further documents that may reasonably be required to complete this share transfer.

4.3 VICE PRESIDENTS shall also be reimbursed for its actual out-of -pocket expenses incurred pursuant to this agreement, such expenses to be paid

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          within 30 business days of invoice. All invoices shall be supported by
          appropriate   evidence  of  the  expenses  referred  to  therein.  Any
          individual expense item, other than telephone invoices, in excess of $200 shall first be approved by CHHI.

4.4 VICE PRESIDENTS shall be paid for a reasonable Finders' Fees for about 8% finders fees and 10% warranty , or and according to related Nevada Laws USA and SEC rules and regulations, if the VICE PRESIDENTS assist CHHI raised any capitals financing for CHHI in the future.



5.   CONFIDENTIALITY

5.1 VICE PRESIDENTS will keep confidential any information not otherwise readily available from public sources which it obtains from CHHI. Upon termination of this agreement, VICE PRESIDENTS shall return to CHHI all data, information and other written material regarding CHHI obtained by VICE PRESIDENTS from in connection with the performance of its services hereunder.


6.   NOTICE

6.1 Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given or delivered if enclosed in a sealed envelope and addressed to the party to receive same at its address as set forth on the first page of this agreement, and in each case delivered personally or mailed by registered mail.

          Any notice so given or delivered shall be conclusively deemed to have been given when delivered, if delivered personally, or 72 hours following the mailing of same, if mailed by registered mail.



7.   RESPONSIBILITIES OF CHHI


7.1 CHHI will, with VICE President's assistance, provide VICE PRESIDENTS with CHHI corporate materials which include, but not limited to:

          -       a PowerPoint company presentation
          -       a broker/investor due diligence package
          -       a media package
          -       a one page corporate profile
          -       a brochure

7.2       CHHI will try to provide the material timely.

7.3 CHHI agrees to broadcast major material events regarding CHHI over the news wire in addition to normal disclosure requirements.

7.4 CHHI agrees to provide appropriate corporate background material to "Material Events" at the same time as the events are made public. The background to these events may be delivered in the form of a briefing.

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8.   GENERAL


8.1 This agreement may only be amended in writing duly executed by the parities hereto.

8.2 Wherever possible, each provision in this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

8.3       Time shall be of the essence of this agreement.

8.4 This agreement shall be deemed to be made in the Province of British Columbia, and shall be construed in accordance with and governed by the laws of said Province.

8.5       This agreement  shall endure to the benefit of and be binding upon the
          Vice  Presidents  to  this  agreement  and  their  respective   heirs,
          executors, administrators, successors, and assigns.




( Please See following signing pages)

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IN WITNESS WHEREOF the Vice  Presidents  hereto have caused these presents to be duly executed as of the day and year first above written.




The Common Seal of
CHINA HEALTH HOLDING, INC.
Was hereunto affixed in the
presence of:




Date on Nov 17th., 2004

 /s/ Julianna Lu
     -----------
     Julianna Lu,
     The President

 /s/ Dick Wu
     -------
     Dick Wu,
     Director and Secretary

 /s/ Xiao Fei Yu
     -----------
     Xiao Fei Yu,
     VP and Director




The Common Seal of
Bevitor Holding Ltd.
was hereunto affixed in the
presence of:



The President: /s/ James Simpson
                   -------------
                   James Simpson


And:

 Dated on Nov. 17th 2004


 /s/ James Simpson
     -------------
     James Simpson

Date: Nov. 17th 2004.

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                                   SCHEDULE A


VICE PRESIDENTS agree to provide the following management services, subject to the specific terms of the agreement to which this Schedule is attached:

1. Telemarketing - VICE PRESIDENTS will contact investors, retail brokers and institutional contacts with a view to introducing them to CHHI;

2. Road Shows - VICE PRESIDENTS will arrange retail broker and analyst road shows when and where applicable. VICE PRESIDENTS will support these shows with timely and appropriate follow up to maximize their impact and minimize CHHI's necessity to maintain contact directly;

3. Advertising and Investment Letters - As appropriate, VICE PRESIDENTS will endeavor to introduce CHHI to competent letter writers and assist with identifying advertising that would be deemed to produce the best result;

4. Internet - VICE PRESIDENTS will provide input on the content of the CHHI web site if appropriate and recommend links to other web sites which VICE PRESIDENTS believes will provide greater exposure for CHHI and its operations;

5. General - Generally, VICE PRESIDENTS will assist with shareholder and broker communications and public CHHI.

6. Assist CHHI for further corp. global development and expansion and service CHHI as the general function as the Vice President for CHHI.

7.   Attached of Mr. Simpson's BIO and Employment History in past 5yrs.


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